Exhibit 52(a)

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "Amendment") is

made and entered into effective as of the 21st day of November, 2014, by and between COOSA NURSING ADK, LLC, a Georgia limited liability company ("Landlord") and C.R. OF COOSA VALLEY, LLC, a Georgia limited liability company ("Tenant").

WI T NE S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain lease dated September 22, 2104 (the "Lease"), whereby Tenant leased certain improved property located at 513 Pine View Avenue, Glencoe, Alabama 35905; and

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Landlord and Tenant, intending to be legally bound, do hereby covenant and agree as follows:

1.
Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Lease.

2.
Amendment. Section 3 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

3.
Security Deposit. Tenant shall deposit with Landlord and maintain during the Term the cash sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) as a security deposit (the "Security Deposit") which Landlord shall hold as security for the full and faithful performance by Tenant of every term, provision, obligation and covenant under this Lease and subject to the terms and conditions of this Lease. The Security Deposit shall be paid to Landlord in six (6) equal installments as follows: (i) $12,500.00 on November 21, 2014 and (ii) $12,500.00 on the first day of each month thereafter commencing on December 1, 2014 until paid in full. The Security Deposit may be deposited by Landlord into an interest-bearing account, which interest shall accrue for the sole benefit of Landlord and not Tenant. The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable by Tenant under this Lease) or a measure of Landlord's damages in case of a default by Tenant. The Security Deposit shall not be considered a trust fund, and Tenant expressly acknowledges and agrees that Landlord is not acting as a trustee or in any fiduciary capacity in controlling or using the Security Deposit. Landlord shall have no obligation to maintain the Security Deposit separate and apart from Landlord's general and/or other funds. If Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease (or if there is a default under any agreement or instrument with

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which this Lease is cross-defaulted), Landlord may, but shall not be required to, in addition to and not in lieu of any other rights and remedies available to Landlord, apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum that Landlord may expend or be required to expend by reason of Tenant's default, including but not limited to, any damages or deficiency in reletting the Premises. Whenever, and as often as, Landlord has applied any portion of the Security Deposit to cure Tenant's default hereunder or under any agreement with which this Lease is cross defaulted, Tenant shall, within ten (10) days after Notice from Landlord, deposit additional money with Landlord sufficient to restore the Security Deposit to the full amount then required to be deposited with Landlord, and Tenant's failure to do so shall constitute an Event of Default without any further Notice. If Landlord transfers or assigns its interest under this Lease, Landlord shall assign the Security Deposit to the new landlord and thereafter Landlord shall have no further liability for the return of the Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that Landlord, its successors and assigns may return the Security Deposit to the last tenant in possession of the Premises at the last address for which Notice has given by such tenant and that Landlord thereafter shall be relieved of any liability therefor, regardless of one or more assignments of this Lease or any such actual or attempted assignment or encumbrances of the Security Deposit

3. Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above \Nritten.

LANDLORD:

COOSA NURSING ADK, LLC,

a Georgia limited liability company

Name:

,,,_,

· ·--·,,,,,,,,,,,,,By:  ~~_~~

Title:

TENANT:

C.R. OF COOSA VALLEY, LLC,

A Georgia limited liability company

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